Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

NATIONAL TECHNICAL SYSTEMS, INC.,

a California corporation

ARTICLE I

OFFICES

Section 1.1 Principal Office. The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside California, and the corporation has one or more business offices in California, the Board of Directors shall fix and designate a principal business office in California.

Section 1.2 Other Offices. The Board of Directors may at any time establish branch or subordinate offices at any place or places.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1 Place of Meetings. Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board of Directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation or any place consented to in writing by all persons entitled to vote at the meeting, given either before or after the meeting and filed with the Secretary of the corporation. If authorized by the Board of Directors (in its sole discretion) and subject to the consent requirement in Section 20(b) of the California Corporations Code (the “Code”) and any guidelines and procedures adopted by the Board of Directors, shareholders not physically present in person or by proxy at a meeting of shareholders may, by electronic transmission by and to the corporation or by electronic video screen communication, participate in a meeting of shareholders, be deemed present in person or by proxy, and vote, whether the meeting is to be held at a designated place or in whole or in part by means of electronic transmission by and to the corporation or by electronic video screen communication.

A meeting of shareholders may be conducted, in whole or in part, by electronic transmission by and to the corporation or by electronic video screen communication if:

(a) The corporation implements reasonable measures to provide shareholders (in person or by proxy) a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders; and

(b) The corporation maintains a record of the vote or action and any shareholder votes or other shareholder action is taken at the meeting by means of electronic transmission to the corporation or electronic video screen communication.

Any request by the corporation to a shareholder under Section 20(b) of the Code for consent to conduct a meeting of shareholders by electronic transmission must include a notice that absent consent of the shareholder, the meeting will be held at a physical location.

Section 2.2 Annual Meeting. The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors. At the annual meeting, directors shall be elected, and any other proper business within the power of the shareholders may be transacted.

Section 2.3 Special Meeting. A special meeting of the shareholders may be called at any time by the Board of Directors, the Chair of the Board, the President, Vice President or one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

If a special meeting is called by any person or persons entitled to call a special meeting of the shareholders other than the Board of Directors, the Chair of the Board or the President, then the request shall be in writing, specifying the time of such meeting (which time shall be not less than 35 or more than 60 days after the receipt of the request) and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail, facsimile transmission or other electronic transmission (as defined in Section 20(a) of the Code) to the Chair of the Board, the President, any Vice President or the Secretary of the corporation. Within 20 days of receipt of the request, the officer receiving the request shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5, stating that a meeting will be held at the time requested by the person or persons calling the meeting and the general nature of the business proposed to be transacted. If the notice is not given within 20 days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

Section 2.4 Notice of Shareholders’ Meetings. All notices of meetings of shareholders shall be sent or otherwise given to each shareholder entitled to vote thereat in accordance with Section 2.5 not less than 10 nor more than 60 days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no business other than that specified in the notice may be transacted or (ii) in the case of the annual meeting, those matters that the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders, but subject to the provisions of the next paragraph of this Section 2.4, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees intended at the time of the notice to be presented by the Board of Directors for election.

If the meeting is to be held in whole or in part by electronic transmission, the notice shall state the means of electronic transmission by and to the corporation or electronic video screen communication, if any, by which shareholders may participate in the meeting.

If action is proposed to be taken at any meeting for approval of (A) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Code, (B) an amendment of the Articles of Incorporation, pursuant to Section 902 of the Code, (C) a reorganization of the corporation, pursuant to Section 1201 of the Code, (D) a voluntary dissolution of the corporation, pursuant to Section 1900 of the Code or (E) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, the notice shall also state the general nature of that proposal.

Section 2.5 Manner of Giving Notice; Affidavit of Notice. Written notice of any meeting of shareholders shall be given either personally or by first-class mail or other means of written communication, including an electronic transmission (as defined in Section 20(a) of the Code), charges prepaid, addressed to the shareholder at the physical or electronic address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice, or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county where that office is located. The notice shall be deemed to have been given at the time when delivered personally, deposited in the mail, published in an appropriate newspaper or sent by other means of written communication.

If any notice (or any report referenced in Article VII of these Bylaws) addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

Notice shall not be given by electronic transmission by the corporation after either of the following: (1) the corporation is unable to deliver two consecutive notices to the shareholder by that means or (2) the inability to so deliver such notices to the shareholder becomes known to the Secretary, any assistant secretary, the transfer agent, or other person responsible for the giving of the notice.

An affidavit of the mailing or other authorized means of giving any notice or report in accordance with the provisions of this Bylaw, executed by the Secretary, Assistant Secretary, or any transfer agent, shall be prima facie evidence of the giving of the notice or report and shall be filed and maintained in the minute book of the corporation.

Section 2.6 Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum or, if required by the Articles of Incorporation or the Code, the vote of a greater number or voting by classes of shares.

Section 2.7 Adjourned Meeting; Notice. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 2.6.

When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place (or the means of electronic transmission by and to the corporation or electronic video screen communication, if any, by which shareholders may participate) are announced at the meeting at which the adjournment is taken. However, if the adjournment is for more than 45 days from the date set for the original meeting or if a new record date for the adjourned meeting is fixed, then notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5. At any adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

Section 2.8 Voting. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.11, subject to the provisions of Section 702 through 704 of the Code (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership).

The shareholders’ vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder at the shareholders' meeting and before the voting has begun.

Except as provided in the last paragraph of this Section 2.8, or as may be otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the shareholders. Any shareholders entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except where the matter is the election of directors, may vote them against the proposal, but if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it shall be conclusively presumed that the shareholder’s approving vote is with respect to all shares that such shareholder is entitled to vote.

If a quorum is present (or if a quorum has been present earlier at the meeting but some shareholders have withdrawn), the affirmative vote of a majority of the shares represented and voting, provided that such shares voting affirmatively also comprise a majority of the number of shares required for a quorum, shall constitute an act of the shareholders, unless the vote of a greater number or voting by classes is required by the Code or by the Articles of Incorporation.

At a shareholders’ meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for one or more candidates a number of votes greater than the number of votes the shareholder is normally entitled to cast) unless the candidate or candidates' names have been placed in nomination prior to commencement of the voting and the shareholder has given notice at the meeting prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination either by (i) giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are entitled or (ii) distributing the shareholder's votes on the same principle among any or all of the candidates. The candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected.

Section 2.9 Waiver of Notice or Consent by Absent Shareholders. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting, or an approval of the minutes thereof. The waiver of notice or consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.4, the waiver of notice or consent or approval shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a shareholder at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the shareholder objects, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Code to be included in the notice of such meeting but not so included, if such objection is expressly made at the meeting.

Section 2.10 Shareholder Action by Written Consent Without a Meeting. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy that has not been filled by the Board of Directors, other than a vacancy created by removal, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

All such consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holder, may revoke the consent by a writing received by the Secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

Unless the consents of all shareholders entitled to vote have been solicited in writing, then the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting by less than unanimous consent, to those shareholders entitled to vote who have not consented in writing. Such notice shall be given in the manner specified in Section 2.5. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Code, (ii) indemnification of a corporate “agent,” pursuant to Section 317 of the Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, the notice of approval shall be given at least 10 days before the consummation of any action authorized by that approval and shall be given in the manner specified in Section 2.5.

Section 2.11 Record Date for Shareholder Notice, Voting and Giving Consents. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of any such meeting nor more than 60 days before any such action without a meeting, and in such event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Code.

If the Board of Directors does not so fix a record date:

(a) The record date for determining shareholders entitled to notice or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given or (ii) when prior action of the Board of Directors has been taken, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to that action, or the 60th day before the date of such other action, whichever is later.

(c) The record date for any other purpose shall be as provided in Article VIII. A determination of shareholders of record entitled to receive notice of and vote at a shareholders’ meeting shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting. However, the Board of Directors shall fix a new record date if the adjournment is to a date more than 45 days after the date set for the original meeting.

Section 2.12 Proxies. Every person entitled to vote for directors or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, facsimile or electronic transmission or otherwise) by the shareholder or the shareholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (a) the person who executed the proxy revokes it prior to the time of voting by delivering a writing to the corporation stating that the proxy is revoked or by executing a subsequent proxy and presenting it to the meeting or by attendance at such meeting and voting in person, or (b) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Code.

Section 2.13 Inspectors of Election. Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, then the chair of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one or three inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, then the chair of the meeting may, and upon the request of any shareholder or a shareholder's proxy, shall appoint a person to fill that vacancy.

The inspectors of election shall:

(a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b) receive votes, ballots, or consents;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) count and tabulate all votes or consents;

(e) determine when the polls shall close;

(f) determine the result; and

(g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III

DIRECTORS

Section 3.1 Powers. Subject to the provisions of the Code and any limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

Section 3.2 Number and Qualification of Directors. The authorized number of directors shall be fixed at no less than two (2) nor more than ten (10), until changed by an amendment to this Bylaw adopted by the vote or written consent of the holders of a majority of the outstanding shares entitled to vote. Within the limits specified above, the number of directors shall be fixed from time to time by the Board of Directors or the shareholders, in accordance with applicable law. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

Section 3.3 Election and Term of Office of Directors. Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 3.4 Removal. The entire Board of Directors or any individual director may be removed from office with or without cause by the affirmative vote of a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board of Directors is removed, no individual director may be removed when the votes cast against such director's removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election at which the same total number of votes cast were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the same time of such director's most recent election were then being elected.

Section 3.5 Resignation and Vacancies. Any director may resign effective upon giving written notice to the Chair of the Board, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

Vacancies in the Board of Directors may be filled by a majority of the remaining directors, or if the number of directors then in office is less than a quorum, by (i) unanimous written consent of the directors then in office, (ii) the affirmative vote of a majority of directors then in office at a meeting held pursuant to notice or waiver of notice complying with Section 307 of the Code or (iii) a sole remaining director; provided, however, that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum), or by the unanimous written consent of all shares entitled to vote thereon. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

A vacancy or vacancies in the Board of Directors shall be deemed to exist (i) in the event of the death, resignation, or removal of any director by the shareholders or an appropriate court (as provided in Sections 303 or 304 of the Code), (ii) if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, (iii) if the authorized number of directors is increased or (iv) if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the full number of directors to be elected at that meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent, other than to fill a vacancy created by removal, shall require the consent of a majority of the shares entitled to vote thereon. A director may not be elected by written consent to fill a vacancy created by removal except by unanimous consent of all shares entitled to vote for the election of directors.

Section 3.6 Place of Meeting and Meetings by Telephone. Regular meetings of the Board of Directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the Board of Directors. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board of Directors may be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

Any meeting, regular or special, may be held by conference telephone, electronic video screen communication or electronic communication by and to the corporation. Participation in a meeting through the use of conference telephone or electronic video screen communication shall constitute presence in person at the meeting as long as all directors participating in the meeting are able to hear one another. Participation through electronic transmission by or to the corporation (other than by conference telephone and electronic video screen communication) shall constitute presence in person if all directors participating can communicate with the other directors concurrently, and each director is provided the means of participating in all matters before the Board of Directors, including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the corporation.

Section 3.7 Annual and Regular Directors’ Meetings. Immediately after each annual shareholders’ meeting, the Board of Directors shall hold a regular meeting at the same place, or at any other place that has been designated by the Board of Directors, to consider matters or organization, election of officers, and other business as desired. Notice of this meeting shall not be required unless some place other than the place of the annual shareholders' meeting has been designated.

Other regular meetings of the Board of Directors may be held without notice if the time and place of such meetings are fixed by the Board of Directors.

Section 3.8 Special Meetings and Notice. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chair of the Board, the President, any Vice President, the Secretary or any two directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone (including a voice messaging system or other system of technology designed to record and communicate messages) or sent by first-class mail (charges prepaid) or facsimile transmission, in each case addressed to each director at that director's address or facsimile telephone number as it is shown on the records of the corporation, or by electronic mail or other electronic means to the director at the director's electronic address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, facsimile, electronic mail or other electronic means, such notice shall be given at least 48 hours before the time of the holding of the meeting. An oral notice given personally or by telephone or written notice given by electronic mail or facsimile, may be transmitted either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting or the place of the meeting if the meeting is to be held at the principal executive office of the corporation.

Section 3.9 Quorum. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.11. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of Section 310 of the Code (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of the Code (as to appointment of committees), Section 317(e) of the Code (as to indemnification of directors), the Articles of Incorporation and other applicable law.

Even though a quorum is initially present, if the number of directors present at a meeting is reduced to less than a quorum by withdrawal of directors, no further business except adjournment from time to time may be transacted at the meeting until a quorum is present.

Section 3.10 Waiver of Notice. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consent and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

Section 3.11 Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 3.12 Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than 24 hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting, in the manner specified in Section 3.8, to the directors who were not present at the time of the adjournment. Notice need not be given in any case to directors who were present at the time of adjournment.

Section 3.13 Action Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors shall individually or collectively consent in writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.

Section 3.14 Fees and Compensation of Directors. Directors and members of committees of the Board of Directors may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. This Section 3.14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for those services.

ARTICLE IV

COMMITTEES

Section 4.1 Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors, except with respect to:

(a) the approval of any action which, under the Code, also requires shareholders' approval or approval of the outstanding shares;

(b) the filling of vacancies on the Board of Directors or on any committee;

(c) the fixing of compensation of the directors for serving on the Board of Directors or on any committee;

(d) the amendment or repeal of these Bylaws or the adoption of new Bylaws;

(e) the amendment or repeal of any resolution of the Board of Directors, which by its express terms is not so amendable or repealable;

(f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range set forth in the Articles of Incorporation or determined by the Board of Directors; or

(g) the appointment of any other committees of the Board of Directors or the members thereof.

Section 4.2 Meetings and Action of Committees. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, as provided in Sections 3.6 (place of meetings), 3.7 (regular and annual meetings), 3.8 (special meetings and notice), 3.9 (quorum), 3.10 (waiver of notice), 3.11 (adjournment), 3.12 (notice of adjournment), and 3.13 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that (1) the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, (2) special meetings of committees may also be called by resolution of the Board of Directors, and (3) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V

OFFICERS

Section 5.1 Officers. The officers of the corporation shall be a President, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chair of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 5.3. Any number of offices may be held by the same person.

Section 5.2 Appointment of Officers. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3, shall be appointed by the Board of Directors, and each shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

Section 5.3 Subordinate Officers. The Board of Directors may appoint, or may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

Section 5.4 Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed at any time, either with or without cause or notice, by the Board of Directors at any regular or special meeting of the Board of Directors or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice, and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Section 5.5 Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

Section 5.6 Chair of the Board. The Chair of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned by the Board of Directors or prescribed by these Bylaws. If there is no President, then the Chair of the Board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7.

Section 5.7 President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chair of the Board, if there be such an officer, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation. The President shall preside at all meetings of the shareholders and, in the absence of the Chair of the Board, or if there be none, at all meetings of the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of the president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 5.8 Vice Presidents. If desired, one or more Vice Presidents may be chosen by the Board of Directors in accordance with Section 5.2. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the President or the Chair of the Board.

Section 5.9 Secretary. The Secretary shall keep, or cause to be kept, minutes of all of the shareholders’ meetings and of all other meetings of the Board of Directors. If the Secretary is unable to be present, the secretary or the presiding officer of the meeting shall designate another person to take the minutes of the meeting.

The Secretary shall keep or cause to be kept, at the principal executive office of the corporation or other such place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, an accurate account of the proceedings thereof and when it was adjourned.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, if either be appointed, and as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, and the number and classes of shares held by each.

The Secretary shall give, or cause to be given, notice of all meetings of the shareholders, of the Board of Directors and of committees of the Board of Directors, required to be given by law or by these Bylaws. If the Secretary or other person authorized by the Secretary to give notice fails to act, notice of any meeting may be given by any other officer of the corporation.

The Secretary shall keep the seal of the corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

Section 5.10 Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

Unless the Board of Directors has elected a separate Treasurer, the Chief Financial Officer shall be deemed to be the Treasurer for purposes of giving any reports or executing any certificates or other documents.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS,

EMPLOYEES AND OTHER AGENTS

Section 6.1 Indemnification of Directors and Officers. The corporation shall, to the maximum extent and in the manner permitted by the Code, indemnify each of its directors and officers against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was a director or officer of the corporation. For purposes of this Article VI, a “director” or “officer” of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

Section 6.2 Indemnification of Others. The corporation shall, to the extent and in the manner permitted by the Code, have the power to indemnify each of its employees and agents against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an employee or agent of the corporation. For purposes of this Article VI, an “employee” or “agent” of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

Section 6.3 Payment of Expenses in Advance. Expenses and attorneys’ fees incurred in defending any civil or criminal action or other proceeding for which indemnification is required pursuant to Section 6.1, or if otherwise authorized by the Board of Directors, shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such an amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

Section 6.4 Indemnity Not Exclusive. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

Section 6.5 Insurance Indemnification. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against or incurred by such person in such capacity or arising out of that person's status as such, whether or not the corporation would have the power to indemnify that person against such liability under the provisions of this Article VI.

Section 6.6 Conflicts. No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

(a) that it would be inconsistent with the provisions of the Articles of Incorporation, these Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 6.7 Right to Bring Suit. If a claim under this Article VI is not paid in full by the corporation within 90 days after a written claim has been received by the corporation (either because the claim is denied or because no determination is made), the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. The corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Code for the corporation to indemnify the claimant for the claim. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met the applicable standard of conduct, if any, nor an actual determination by the corporation (including the Board of Directors, independent legal counsel or its shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to such action or create a presumption for the purposes of such action that the claimant has not met the applicable standard of conduct.

Section 6.8 Indemnity Agreements. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, or any person who was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation, providing for indemnification rights equivalent to or, if the Board of Directors so determines and to the extent permitted by applicable law, greater than, those provided for in this Article VI.

Section 6.9 Amendment, Repeal or Modification. Any amendment, repeal or modification of any provision of this Article VI shall not adversely affect any right or protection of a director, employee, officer or agent of the corporation existing at the time of such amendment, repeal or modification.

ARTICLE VII

RECORDS AND REPORTS

Section 7.1 Maintenance and Inspection of Share Register. The corporation shall keep either at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed, and as determined by resolution of the Board of Directors, a record of its shareholders listing the names and addresses of all shareholders and the number and class of shares held by each shareholder.

A shareholder or shareholders of the corporation holding at least 5% in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders' names and addresses and shareholdings during usual business hours upon five days prior written demand on the corporation or (ii) obtain from the transfer agent of the corporation, upon written demand and upon the tender of such transfer agent's usual charges for such list, a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which such list has been compiled or as of a date specified by the shareholder subsequent to the date of demand. Such list shall be made available to any such shareholder by the transfer agent on or before the later of five business days after (x) the demand is received or (y) the date specified therein as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 7.1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

Section 7.2 Maintenance and Inspection of Bylaws. The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in California, the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in California, then the Secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of these Bylaws as amended to date.

Section 7.3 Maintenance and Inspection of Other Corporate Records. The accounting books and records and the minutes of proceedings of the shareholders, of the Board of Directors and of any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. Such rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

Section 7.4 Inspection by Directors. Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. Such inspection by a director may be made in person or by an agent or attorney, and shall include the right to copy and make extracts of documents.

Section 7.5 Annual Report to Shareholders. Inasmuch as, and for as long as, there are fewer than 100 shareholders, the requirement of an annual report to shareholders referred to in Section 1501 of the Code is hereby expressly waived and dispensed with; provided that nothing herein shall be interpreted as prohibiting the Board of Directors from issuing such annual or other periodic reports to the shareholders of the corporation as the Board of Directors may, from time to time, consider appropriate.

Section 7.6 Financial Statements. The corporation shall keep a copy of each annual financial statement, quarterly or other periodic income statement, and accompanying balance sheets prepared by the corporation on file in the corporation's principal executive office for 12 months. These documents shall be exhibited at all reasonable times, or copies provided, to any shareholder on demand.

If no annual report for the last fiscal year has been sent to shareholders, the corporation shall, upon the written request of any shareholder made more than 120 days after the close of that fiscal year, deliver or mail to the shareholder making the request, within 30 days thereafter, a copy of the balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for that fiscal year.

If a shareholder or shareholders holding at least 5% of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than 30 days before the date of the request, and for a balance sheet of the corporation as of the end of that period, the Chief Financial Officer shall cause the income statement and balance sheet to be prepared, if not already prepared, and shall deliver or mail them to the shareholder making the request within 30 days after the receipt of the request. A balance sheet, income statement, and statement of changes in financial position for the last fiscal year shall also be included in what is delivered or mailed to the shareholder, unless the corporation has sent to the shareholders an annual report for the last fiscal year.

The quarterly income statements and balance sheets delivered to a shareholder and referred to in this Section 7.6 shall be accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

Section 7.7 Representation of Shares of Other Corporations. The Chair of the Board, the President, any Vice President or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

Section 7.8 Annual Statement of General Information. The corporation shall file a statement with the Secretary of State on the prescribed form, setting forth the authorized number of directors; the names and complete business or residence addresses of all incumbent directors; the names and complete business addresses of the Chief Executive Officer, the Secretary and the Chief Financial Officer; the street address of the corporation's principal executive office or principal business office in this state; a statement of the general type of business constituting the principal business activity of the corporation; and a designation of the agent of the corporation for the purpose of service of process, all in compliance with § 1502 of the Code.

Despite the provisions of the immediately preceding paragraph, if there has been no change in the information in the corporation's last statement on file with the Secretary of State's office, the corporation may, in lieu of filing the statement described above, advise the Secretary of State, on the appropriate form, that no changes in the required information have occurred during the applicable period.

ARTICLE VIII

GENERAL CORPORATE MATTERS

Section 8.1 Record Date for Purposes Other Than Notice and Voting. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than with respect to notice or voting at a shareholders’ meeting or action by shareholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days prior to any such action, and in that case only shareholders of record as of the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Code.

If the Board of Directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the later of (1) the day on which the Board of Directors adopts the applicable resolution or (2) the 60th day before the date of that action.

Section 8.2 Checks, Drafts, Evidences of Indebtedness. From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

Section 8.3 Corporate Contracts and Instruments; How Executed. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent, employee or other person purporting to act on behalf of the corporation, shall have any power or authority to bind the corporation by any contract of engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 8.4 Certificates of Stock. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chair of the Board, or the Chief Executive Officer or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number and class of shares of stock in the corporation owned by him or her. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars. Notwithstanding anything herein to the contrary, the Board of Directors may provide for uncertificated shares in accordance with the Code.

Section 8.5 Transfer of Shares. Shares of stock of the corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the corporation by delivery thereof to the person in charge of the stock and transfer books and ledgers. Such certificates shall be cancelled and new certificates shall thereupon be issued. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the corporation to do so. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the corporation.

Section 8.6 Lost, Stolen, Destroyed or Mutilated Certificates. A new certificate of stock may be issued in the place of any certificate previously issued by the corporation alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond, in such sum as the Board of Directors may direct, in order to indemnify the corporation against any claims that may be made against it in connection therewith. A new certificate of stock may be issued in the place of any certificate previously issued by the corporation that has become mutilated without the posting by the owner of any bond upon the surrender by such owner of such mutilated certificate.

Section 8.7 Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Code shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

ARTICLE IX

AMENDMENTS

Section 9.1 Amendment by Shareholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation set forth the number of authorized directors of the corporation, then the authorized number of directors may be changed only by an amendment of the Articles of Incorporation.

Section 9.2 Amendment by Directors. Subject to the rights of the shareholders as provided in Section 9.1, Bylaws, other than a Bylaw or amendment of a Bylaw changing the authorized number of directors (except to fix the authorized number of directors pursuant to a Bylaw providing for a variable number of directors), may be adopted, amended or repealed by the Board of Directors.

CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

1. That I am the duly elected and acting Secretary of National Technical Systems, Inc., a California corporation; and

2. That the foregoing Amended and Restated Bylaws, comprising 21 pages, constitute a true copy of the Bylaws of said corporation as duly adopted by the Board of Directors thereof on November 22, 2013.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 22nd day of November, 2013.

By:	/s/ Michael El-Hillow
Name:	Michael El-Hillow
Title:	Senior Vice President, Chief
Financial Officer, Treasurer and Secretary